                          OFFER TO PURCHASE FOR CASH

                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                            FIBREBOARD CORPORATION

                                      AT

                             $55.00 NET PER SHARE

                                      BY

                                 SIERRA CORP.

                         A WHOLLY OWNED SUBSIDIARY OF

                                 OWENS CORNING


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, JUNE 26, 1997, UNLESS THE OFFER IS EXTENDED.


                                                                   May 30, 1997

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated May 30, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Sierra Corp., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of Owens Corning, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share of Fibreboard Corporation, a Delaware corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement dated as of August 25, 1988, as amended, between the Company and The First National Bank of Boston, as successor Rights Agent (collectively, the "Shares"), at a purchase price of $55.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 27, 1997, among Parent, the Offeror and the Company (the "Merger Agreement"). Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to The Bank of New York (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

  THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

  Please note the following:

    1. The tender price is $55.00 per Share, net to you in cash without interest.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, June 26, 1997, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would constitute a majority of the voting power of the Shares (assuming the exercise of all options to purchase, and the conversion of all securities convertible or exchangeable into, Shares outstanding at the expiration date of the Offer). The Offer is also subject to the other terms and conditions contained in the Offer to Purchase.

  Tendering stockholders will not be obligated to pay brokerage fees or commissions imposed by Parent or the Offeror or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by Merrill Lynch, Pierce, Fenner & Smith Incorporated or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of the Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instruction to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                            FIBREBOARD CORPORATION
                                      BY
                                 SIERRA CORP.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 30, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Sierra Corp., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of Owens Corning, a Delaware corporation, to purchase all outstanding shares of common stock, par value $.01 per share of Fibreboard Corporation, a Delaware corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement dated as of August 25, 1988, as amended, between the Company and the First National Bank of Boston, as successor Rights Agent (collectively, the "Shares"), at a purchase price of $55.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  This will instruct you to tender to the Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Number of Shares to be Tendered:* _____

                                                        SIGN HERE
                                          -------------------------------------

Account Number: _______________           -------------------------------------
                                                      Signature(s)

Date: ___________________, 1997           -------------------------------------
                                          -------------------------------------
                                                     (Print Name(s))

                                          -------------------------------------
                                          -------------------------------------
                                                   (Print Address(es))

                                          -------------------------------------
                                           (Area Code and Telephone Number(s))

                                          -------------------------------------
                                               (Taxpayer Identification or
                                               Social Security Number(s))
--------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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